UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED)

May 17, 2011

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ASTRO-MED, INC
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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COMMISSION FILE NUMBER      0-13200

RHODE ISLAND	05-0318215
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(IRS EMPLOYER IDENTIFICATION NUMBER)

600 EAST GREENWICH AVENUE, WEST WARWICK, RI 02893
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(401-828-4000)
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 17, 2011, Astro-Med, Inc. (the “Registrant”) held its Annual Meeting of Shareholders (the “Meeting”) in West Warwick, Rhode Island.  Of the 7,288,712 shares of the Registrant’s common stock outstanding as of the record date, 5,220,019 shares were present or represented by proxy at the Meeting.  At the Meeting, the shareholders voted to elect five directors to serve until the next annual meeting or until their respective successors are elected and qualified.  The voting results from the Meeting were as follows:

	For	Withhold
Albert W. Ondis	5,098,021	121,998
Everett V. Pizzuti	5,012,306	207,713
Jacques V. Hopkins	5,042,742	177,277
Hermann Viets	5,097,096	122,923
Graeme MacLetchie	5,074,324	145,695

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibit

Exhibit no.    Exhibit

None.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

ASTRO-MED, INC.

Date May 18, 2011	By:	/s/ Joseph P. O'Connell
Joseph P. O'Connell
Senior Vice President, Treasurer and Chief Financial Officer